                       DOBSON COMMUNICATIONS CORPORATION

                               OFFER TO EXCHANGE
                                      ITS
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
                                IN EXCHANGE FOR
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK

TO: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:

    Dobson Communications Corporation (the "Company") is offering to exchange the "Exchange Offer"), upon and subject to the terms and conditions set forth in
the Prospectus, dated [           ], 1999 (the "Prospectus"), and the enclosed
Letter of Transmittal (the "Letter of Transmittal"), its registered 12 1/4% Senior Exchangeable Preferred Stock (the "New Shares") for its outstanding
12 1/4% Senior Exchangeable Preferred Stock initially issued on December 29, 1998 and all additional shares of its 12 1/4% Senior Exchangeable Preferred Stock issued in the payments of dividends thereon (the "Old Shares"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 23, 1998, between the Company and the other signatory thereto.

    We are requesting that you contact your clients for whom you hold Old Shares regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Shares registered in your name or in the name of your nominee, or who hold Old Shares registered in their own names, we are enclosing the following documents:

        1.  Prospectus dated [           ], 1999;

        2. The Letter of Transmittal for your use and for the information of your clients;

        3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Shares are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

        4. A form of letter which may be sent to your clients for whose account you hold Old Shares registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6. Return envelopes addressed to United States Trust Company of New York, the Exchange Agent for the Old Shares.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON [           ], 1999 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY THE COMPANY. THE Old SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Shares should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Prospectus.

    If holders of Old Shares wish to tender, but it is impracticable for them to forward their certificates for Old Shares prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Terms of the Exchange Offer--Guaranteed Delivery Procedures."

    The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Shares held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Shares pursuant to the Exchange Offer, except as set forth in Instruction 4 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Shares, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          Dobson Communications Corporation

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

                                       2